SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934 (Amendment No.)
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[X]	Preliminary Information Statement	[_]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

[_]	Definitive Information Statement

ASTRATA GROUP INCORPORATED
(Name of Registrant As Specified In Charter)

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ASTRATA GROUP INCORPORATED
940 South Coast Drive, Suite 215
Costa Mesa, California 92626-7843

June 16, 2008

Dear Stockholder:

The accompanying Information Statement is being furnished to the holders of shares of the common stock of Astrata Group Incorporated (the "Company"), a Nevada corporation.  The Board of Directors (the "Board") is not soliciting your proxy and you are requested not to send us a proxy.  The purpose of this Information Statement is to notify you of actions already approved by written consent of a majority of the voting stockholders and the Board.  Pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, the following actions will not be effective until twenty (20) days after the date the Information Statement is mailed to the stockholders:

To authorize the Company's Board of Directors to amend our Articles of Incorporation to increase the maximum number of shares of stock that the Company shall be authorized to have outstanding at any time to three hundred million (300,000,000) shares of common stock at par value of $.0001 with no preemptive rights and seventy-five million (75,000,000) shares of preferred stock at par value of $.0001 with no preemptive rights.   These additional shares will have the same rights, privileges, preferences and restrictions as the Company’s shares of common stock and preferred stock respectively, which are currently authorized.

The enclosed Information Statement is being mailed on or about June 16, 2008 to stockholders of record as of the close of business on May 28, 2008. You are urged to read the enclosed Information Statement in its entirety.

                           For the Board of Directors of
                           ASTRATA GROUP INCORPORATED

                          By: /s/ Anthony Harrison
                          ____________________
                          ANTHONY HARRISON

                          Chairman

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

ASTRATA GROUP INCORPORATED
940 South Coast Drive, Suite 215
Costa Mesa, California 92626--7843
(714) 641-1512

June 16, 2008

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders  of the common stock, par value $.0001 per share (the "Common Stock") and to the holders of the preferred stock, par value $.0001 per share (the “Preferred Stock”) (together, the “Stockholders”) , of Astrata Group Incorporated, a Nevada Corporation (the "Company"), to notify such Stockholders of the following:

(1)
On or about May 28, 2008 the Company received written consents in lieu of a meeting of Stockholders from holders of 14,140,023 shares representing approximately 51.67% of the 27,367,327 vested shares of the total issued and outstanding shares of voting stock of the Company (the "Majority Stockholders") approving an amendment to the Articles of Incorporation of the Company (the "Amendment"), to increase the maximum number of shares of stock that the Company shall be authorized to have outstanding at any time to three hundred million (300,000,000) shares of common stock at par value of $.0001 with no preemptive rights and seventy-five million (75,000,000) shares of preferred stock at par value of $.0001 with no preemptive rights.  These additional shares will have the same rights, privileges, preferences and restrictions as the Company’s shares of common stock and preferred stock respectively, which are currently authorized.

On May 28th 2008, pursuant to Nevada Revised Statutes (“NRS”) 78.315, the Board of Directors of the Company approved the above-mentioned actions, subject to Stockholder approval. According to NRS 78.390, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company’s Articles of Incorporation.  The Majority Stockholders approved the action by written consent in lieu of a meeting on May 28, 2008, in accordance with the NRS. Accordingly, your consent is not required and is not being solicited in connection with the approval of the action.

In order to eliminate the costs and management time involved in holding a special meeting, and in order to effectuate the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company decided to utilize the written consent of the Majority Stockholders of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the common stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on May 28, 2008, as the record date (the "Record Date") for the determination of Stockholders who are entitled to receive this Information Statement.

Each share of our common stock entitles its holder to one vote on each matter submitted to the stockholders. However, because the stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the forgoing action will not become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about June 16, 2008 to all Stockholders of record as of the Record Date.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Quarterly Report on Form 10-QSB for the quarter ended November 30, 2007;

2.	Quarterly Report on Form 10-QSB for the quarter ended August 31, 2007;

3.	Quarterly Report on Form 10-QSB for the quarter ended May 31, 2007; and

4.	Annual Report on Form 10-KSB for the year ended February 28, 2007.

All of these documents which are being incorporated by reference into this 14C.

OUTSTANDING VOTING SECURITIES

As of the date of the Consent by the Majority Stockholders, May 28, 2008, the Company had 27,367327 vested shares of common stock issued and outstanding, and there were 6,692,857 shares of preferred stock issued and outstanding.  Each share of vested outstanding common stock is entitled to one vote on matters submitted for Stockholder approval.  Preferred stockholders are not entitled to vote on matters submitted for Stockholder approval.

On May 28, 2008 the holders of 14,140,023 shares representing approximately 51.67% of the 27,367,327 vested shares of common stock then outstanding executed and delivered to the Company a written consent approving the actions set forth herein. Since the action has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The NRS provides in substance that unless the Company's articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Company's common stock owned on May 29, 2008, by (i) each who is known by the Company to own beneficially more than 5% of its outstanding common stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Names and Address of Directors, Officers and 5% Stockholders	Maximum Number of Common Shares Owned	Percent of Common Stock Owned On May 29, 2008 (With a 60 Day Limit) (1)	Percent of Common Stock Owned On May 29, 2008 (With No Time Limit) (2)

Anthony J. Harrison 33 Chesham Street, Flat # 1, Belgravia, London, SW1X 8NQ, UK	4,485,600 (3)	14.96%	14.96%

Martin Euler P.O. Box 941844 Houston, TX 77094-8844 , USA	2,830,600 (4)	9.68%	9.68%

Anthony J.A. Bryan 2525 N. Ocean Blvd Gulf Stream, FL 33483-7354, USA	320,000 (5)	1.12%	1.12%

Paul Barril 207 Bd Pereire Paris, 75017, France	100,000 (6)	0.35%	0..35%

Stephanie Powers 10400 Wilshire Blvd. Suite 375, Los Angeles, CA 90024-4602, USA	100,000 (7)	0.35%	0.35%

William Corn 5700 Old Ocean Boulevard, Unit H Ocean Ridge, FL 33435-6244, USA	2,355,000 (8)	7.93%	7.93%

Infomax Co. Ltd. Suites 2302-3 Great Eagle Centre Harbour Road, Wanchai, Hong Kong	1,025,000 (9)	3.60%	3.60%

Walter Jared Frost Jalan Adityawarman No. 40A, Kebayoran Baru, Jakarta 12160 Indonesia	2,778,757 (10)	9.03%	9.03%

Wick Trust Limited 556 Hunkins Waterfront Plaza Main Street Charlestown, Nevis, West Indies	3,110,500 (11)	10.43%	10.43%

Pointe Capital Limited 556 Hunkins Waterfront Plaza Main Street, Charlestown, Nevis, West Indies	4,302,064 (12)	13.91%	4.95%

Vision Opportunity Master Fund, Ltd 20 W 55th St., 5th floor New York, NY 10019-5373, USA	38,605,555 (13)	9.90%	59.65%

Vision Opportunity China Ltd	19,469,200 (14)	9.90%	40.60%
Suite 13 & 15, Sarnia House, Le Truchot, Guernsey, GY1 4AN Channel Islands

Westminster Securities Corporation 100 Wall Street, 7th Floor New York, NY 10005-3701, USA	1,980,972 (15)	6.58%	6.58%

All officers and directors (six persons)	10,191,200	31.87%	31.87%

(1)  Applicable percentage of ownership is based on 28,480,910 shares of common stock outstanding as of May 29, 2008, plus the shares of common stock underlying warrants, options, convertible debt instruments and convertible preferred stock for each beneficial owner that are exercisable as of the date set forth above or within 60 days thereafter.

(2) Applicable percentage of ownership is based on 28,480,910 shares of common stock outstanding as of May 29, 2008, plus all the shares of common stock underlying warrants, options, convertible debt instruments and convertible preferred stock for each beneficial owner without limit as to the date of exercise or conversion restrictions.

(3)  Includes 2,860,600 shares of common stock beneficially owned by Mr. Harrison, 125,000 shares of common stock underlying grants that will vest by November 30, 2008 and warrants that are exercisable as of the date set forth above or within 60 days thereafter.

(4)  Includes 2,018,100 shares of common stock beneficially owned by Mr. Euler, 62,500 shares of common stock underlying grants that will vest by November 30, 2008 and warrants that are exercisable as of the date set forth above or within 60 days thereafter.

(5)  Includes 320,000 shares of common stock beneficially owned by Mr. Bryan and 12,500 shares of common stock underlying grants that will vest by November 30, 2008.

(6)   Includes 62,500 shares of common stock beneficially owned by Mr. Barril, 12,500 shares of common stock underlying grants that will vest by November 30, 2008 and 25,000 shares of common stock underlying options that are exercisable as of the date set forth above or within 60 days thereafter.

(7)   Includes 62,500 shares of common stock beneficially owned by Ms. Powers, 12,500 shares of common stock underlying grants that will vest by November 30, 2008 and 25,000 shares of common stock underlying options that are exercisable as of the date set forth above or within 60 days thereafter.

(8)   Includes 1,142,500 shares of common stock beneficially owned by Mr. Corn, 12,500 shares of common stock underlying grants that will vest by November 30, 2008 and warrants that are exercisable as of the date set forth above or within 60 days thereafter.

(9)   Includes 1,025,000 shares of common stock beneficially owned by Infomax Company Limited.

(10)   Includes 489,672 shares of common stock beneficially owned by Walter Jared Frost as trustee for the benefit of The Frost 1987 Revocable Trust dated 9/11/87, 92,000 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter, and 2,197,085 shares of common stock underlying two convertible promissory notes that are convertible as of the date set forth above or within 60 days thereafter.

(11)  Includes 1,760,500 shares of common stock beneficially owned by Wick Trust and warrants  that are exercisable as of the date set forth above or within 60 days thereafter.

(12)  Includes 1,860,792 shares of common stock beneficially owned by Pointe Capital Ltd and warrants  that are exercisable as of the date set forth above or within 60 days thereafter.

(13)  Includes 2,369,989 common shares beneficially owned by Vision Opportunity Master Fund Ltd, 19,760,002 common shares issuable on conversion of the underlying 988,000 shares of Series A-2 Convertible Preferred Stock and 16,475,564 common shares issuable on conversion of the underlying 823,778 shares of Series C Convertible Preferred Stock.  Under the terms of the Series A-2 Convertible Preferred Stock and Series C Convertible Preferred Stock Certificates of Designation, Vision Opportunity Master Fund Limited may convert into common stock at will subject to an upper cap on such beneficial ownership not exceeding 9.9% of the then issued and outstanding common stock.  Vision Opportunity Master Fund Limited may waive this upper cap on 61 days notice.

(14)  Includes 10,239,998 common shares issuable on conversion of the underlying 512,000 shares of Series A-2 Convertible Preferred Stock owned by Vision Opportunity China Ltd, and 9,229,197 common shares issuable on conversion of the underlying 461,460 shares of Series C Convertible Preferred Stock. Under the terms of the Series A-2 Convertible Preferred Stock and Series C Convertible Preferred Stock Certificates of Designation, Vision Opportunity China Limited may convert into common stock at will subject to an upper cap on such beneficial ownership not exceeding 9.9% of the then issued and outstanding common stock.  Vision Opportunity China Ltd. may waive this upper cap on 61 days notice.

(15)  Includes 359,910 shares of common stock beneficially owned by Westminster Securities Corporation and warrants that are exercisable as of the date set forth above or within 60 days thereafter.

DISSENTER’S RIGHTS OF APPRAISAL

The Stockholders have no right under the NRS, the Company’s articles of incorporation consistent with above or By-Laws to dissent from any of the provisions adopted as set forth herein.

AMENDMENTS TO THE ARTICLES OF INCORPORATION

The consent of a majority of the voting shares of the Company was given for approving the amendment of the Company’s Articles of Incorporation to increase the number of the Company’s authorized shares of common stock from 100,000,000 shares to 300,000,000 shares and authorized shares of preferred stock from 10,000,000 shares to 75,000,000 shares.  The form of Certificate of Amendment that will be filed with the Nevada Secretary of State is attached hereto as Exhibit A.  These additional shares will have the same rights, privileges, preferences and restrictions as the Company’s share of common stock and preferred stock respectively, which are currently authorized.

AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK.

The Company's Articles of Incorporation, as amended (the "Articles of Incorporation") authorizes the maximum number of shares outstanding at any time shall be one hundred million (100,000,000) shares of common stock with no preemptive rights, $.0001 par value and ten million (10,000,000) shares of preferred stock with no preemptive rights, $.0001 par value. On May 28, 2008, the Board of Directors approved an amendment to the Articles of Incorporation to authorize three hundred million (300,000,000) shares of common stock and seventy-five million (75,000,000) shares of preferred stock. Each share of common stock is entitled to one vote. The Board of Directors is authorized to fix the number of shares of and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon the common stock or preferred stock.  These additional shares will have the same rights, privileges, preferences and restrictions as the Company’s shares of common stock and preferred stock respectively, which are currently authorized. On May 28, 2008, the holders of a majority of the outstanding shares of common stock approved the amendment by written consent.

The general purpose and effect of the amendment to the Company's Articles of Incorporation is to authorize two hundred million (200,000,000) additional shares of common stock and sixty-five million (65,000,000) additional shares of preferred stock.  If the Board of Directors deems it to be in the best interests of the Company and the Stockholders to issue additional shares of common and preferred stock in the future from authorized shares, the Board of Directors generally will not seek further authorization by vote of the Stockholders, unless such authorization is otherwise required by law or regulations.

EFFECTIVE DATE OF AMENDMENTS

Pursuant to Rule 14c-2 under the Exchange Act, the effective date of the action stated herein, shall not occur until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on July 6, 2008.

By Order of the Board of Directors By: /s/ Anthony Harrison ANTHONY HARRISON Chairman

Exhibit A

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

ASTRATA GROUP INCORPORATED

2. The articles have been amended as follows (provide article numbers, if available):

The Corporation is duly authorized to, and shall, increase its authorized shares of common stock, par value $0.0001 per share, to 300,000,000 and its authorized shares of preferred stock, par value $0.0001 per share, to 75,000,000.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: Majority

4. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

5. Officer Signature **(Required)**: **X** M. G. Euler

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State AM 78.385 Amend 2007
Revised on: 01/01/07